Exhibit 99.2

Bankrate, Inc.

Pro Forma Condensed Combined Balance Sheet

December 31, 2007

(Unaudited)

(In thousands)

	Historical Bankrate December 31, 2007	Historical InsureMe December 31, 2007	Pro Forma Adjustments		Pro Forma Combined
Assets
Cash and cash equivalents	$125,058	$1,471	$(65,116	) (A)	$61,413
Accounts receivable, net	19,052	1,121			20,173
Notes receivable-related parties	—	2,391	(2,391	) (C)	—
Deferred income taxes, current portion	878	—			878
Prepaid expenses and other current assets	5,350	187	—	(C)	5,537

Total current assets	150,338	5,170	(67,507)		88,001

Furniture, fixtures and equipment, net	1,802	941			2,743
Deferred income taxes	3,671	—			3,671
Intangible assets, net	27,485	8	24,120	(B)	51,613
Goodwill	43,720	—	39,808	(B)	83,528
Other assets	1,338	15	—		1,353

Total assets	$228,354	$6,134	$(3,579)		$230,909

Liabilities and Stockholders’ Equity

Liabilities:
Accounts payable	$2,246	$1,050			$3,296
Accrued expenses	8,092	731			8,823
Deferred revenue	550	684			1,234
Note payable-related party	—	900	(900	) (D)	—
Other current liabilities	13	—	—		13

Total current liabilities	10,901	3,365	(900)		13,366

Other liabilities	187	219	(129	) (B)	277

Total liabilities	11,088	3,584	(1,029)		13,643

Stockholders’ equity:
Preferred stock	—	—			—
Common stock	189	1,560	(1,560	) (E)	189
Additional paid in capital	205,306	—			205,306
Retained earnings	11,771	990	(990	) (E)	11,771

Total stockholders' equity	217,266	2,550	(2,550)		217,266

Total liabilities and stockholders' equity	$228,354	$6,134	$(3,579)		$230,909

See accompanying notes to pro forma condensed combined financial statements.

Bankrate, Inc.

Pro Forma Condensed Combined Statement of Income

For the Year Ended December 31, 2007

(Unaudited)

(In thousands except share and per share data)

	Year Ended December 31, 2007
	Historical Bankrate	Historical InsureMe	Pro Forma Adjustments		Pro Forma Combined
Revenue:
Online publishing	$83,695	$27,409			$111,104
Print publishing and licensing	11,897	—			11,897

Total revenue	95,592	27,409			123,001
Cost of revenue:
Online publishing	15,149	13,601			28,750
Print publishing and licensing	10,698	—			10,698

Total cost of revenue	25,847	13,601			39,448

Gross margin	69,745	13,808			83,553

Operating expenses:
Sales	6,384	1,196			7,580
Marketing	8,475	2,845			11,320
Product development	4,656	2,145			6,801
General and administrative	19,853	3,099			22,952
Depreciation and amortization	2,731	544	3,816	(F)	7,091

	42,099	9,829	3,816		55,744

Income from operations	27,646	3,979	(3,816)		27,809
Interest and other income, net	6,688	186	(3,408	) (G)	3,466

Income before income taxes	34,334	4,165	(7,224)		31,275
Income tax expense	14,280	—	(1,368	) (H)	12,912

Net income	$20,054	$4,165	$(5,856)		$18,363

Basic and diluted net income per share:
Basic	$1.09				$1.00

Diluted	$1.04				$0.95

Shares used in computing basic net income per share	18,423,414				18,423,414
Shares used in computing diluted net income per share	19,356,039				19,356,039

See accompanying notes to pro forma condensed combined financial statements.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(UNAUDITED)

(A)	To reflect cash paid by Bankrate, Inc. (the “Company”) to acquire InsureMe, Inc. (“InsureMe”), including transaction costs.

(B)	To reflect the fair value of intangible assets acquired and to reflect goodwill arising from the excess acquisition cost over the fair value of tangible and intangible assets acquired.

The purchase price, purchase price allocation and payment for the acquisition are summarized as follows:

(In thousands)
Total purchase price - cash paid	$65,116
Net assets acquired	1,188

Excess purchase price over net assets acquired	63,928
Identified intangible assets	24,120

Goodwill	$39,808

(C)	To adjust for InsureMe note receivable and related accrued interest not acquired by the Company.

(D)	To adjust for InsureMe note payable and related accrued interest not assumed by the Company.

(E)	To eliminate the stockholders’ equity accounts of InsureMe.

(F)	To adjust amortization expense reflecting the fair value of intangible assets acquired using the straight-line method over periods ranging from 1.5 to 10 years.

(G)	To reflect the decrease in the Company’s interest income resulting from the decrease in cash used in the acquisition at an assumed average interest rate of 5.28%, and to adjust InsureMe’s interest income and expense related to note receivable and notes payable not acquired by the Company.

(H)	To adjust the income tax provision for InsureMe’s financial results and the pro forma adjustments.